UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 13, 2005

Regal Entertainment Group

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 13, 2005, Regal Entertainment Group (the “Company”) appointed Alex Yemenidjian as a Class I director and a member of the Company’s Audit Committee and Nestor R. Weigand, Jr. as a Class III director and a member of the Company’s Compensation Committee and the Nominating and Corporate Governance Committee.  The Company’s Board of Directors determined that each of Messrs. Yemenidjian and Weigand qualify as independent directors under the applicable listing standards of the New York Stock Exchange (“NYSE”).

In addition, Mr. Yemenidjian satisfies the standards for independence of the NYSE and the Securities and Exchange Commission as they relate to audit committees.  The Company’s Board of Directors believes that Mr. Yemenidjian is financially literate.

The press release announcing the appointments of Messrs. Yemenidjian and Weigand is attached hereto as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits

(a)                                  Financial statements of businesses acquired.

N/A

(b)                                 Pro forma financial information.

N/A

(c)                                  Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: October 17, 2005	By:	/s/ Amy E. Miles
	Name:	Amy E. Miles
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 17, 2005